[GRAPHIC APPEARS HERE]	Press Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Info:

Laura	Crowley
Director	of Investor Relations and Public Relations
SYNNEX	Corporation
(510)	668-3715

laurack@synnex.com

SYNNEX Corporation Reports Second Quarter 2006 Results

GAAP EPS of $0.36

Non-GAAP EPS of $0.38

FREMONT, CA—June 22, 2006—SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for its fiscal second quarter ended May 31, 2006.

For the second quarter of fiscal 2006, revenues increased by 12% to $1.51 billion compared to $1.35 billion for the quarter ended May 31, 2005. Net income for the second quarter decreased 49% to $11.3 million, or $0.36 per share, compared with $22.4 million, or $0.72 per share in the prior year quarter.

Adjusted earnings on a non-generally accepted accounting principles, or non-GAAP, basis for the second quarter of fiscal 2006 was $11.9 million, or $0.38 per share, which is net income adjusted to exclude share-based compensation expense of $0.6 million, net of tax, or $0.02 per share, compared with adjusted net income of $9.3 million, or $0.30 per share in the prior year quarter. Net income calculated in accordance with GAAP prior to fiscal 2006 did not include share-based compensation expense due to the adoption of SFAS 123(R) in the first quarter of fiscal 2006. The non-GAAP results for the second quarter of fiscal 2005 exclude $13.1 million, or $0.42 per share, related to the sale of the Company’s former Japan operation.

“We produced another solid quarter of revenue and earnings results and I’m pleased with our progress and growth across our business for the first half of fiscal 2006,” said Robert Huang, President and Chief Executive Officer. “In addition to continued growth in our North American distribution business during the second fiscal quarter, our contract assembly segment delivered very good growth in the quarter as well. Looking forward, we will continue to invest in the strategic areas of our business in order to add value in our supply chain and to generate higher economic returns.”

Second Quarter Financial Highlights:

•	Distribution revenues were $1.36 billion, an increase of 12% over the prior year quarter.

•	Contract assembly revenues were $153.3 million, an increase of 13% over the prior year quarter.

•	Income from continuing operations was $22.4 million, or 1.48% of revenues, versus $18.4 million, or 1.37% of revenues in the prior year quarter. Income from continuing operations on a non-GAAP basis, which excludes approximately $0.9 million of share-based compensation expense, was $23.3 million, or 1.54% of revenues. Non-GAAP and GAAP income from continuing operations for the second quarter of fiscal 2005 were essentially the same.

•	Income from distribution continuing operations was $19.6 million, or 1.44% of revenues, versus $14.4 million, or 1.19% of revenues in the prior year quarter. Income from distribution continuing operations on a non-

GAAP basis, excluding share-based compensation expense, was $20.4 million, or 1.50% of revenues. Non-GAAP and GAAP income from distribution continuing operations for the second quarter of fiscal 2005 were essentially the same.

•	Income from contract assembly continuing operations was $2.8 million, or 1.83% of revenues, versus $4.0 million, or 2.93% of revenues in the prior year quarter. Non-GAAP and GAAP income from contract assembly continuing operations were essentially the same.

•	Second quarter depreciation and amortization were $1.3 million and $1.0 million, respectively. Second quarter capital expenditures were $1.7 million.

•	Off-balance sheet borrowings totaled approximately $290 million at May 31, 2006.

Third Quarter Fiscal 2006 Outlook:

The following statements are based on the Company’s current expectations for the third quarter of fiscal 2006. The outlook amounts do not include any impact of special charges or restructuring amounts that could be incurred. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.52 billion to $1.57 billion.

•	Net income is expected to be in the range of $11.3 million to $12.0 million.

•	Earnings per share are expected to be in the range of $0.36 to $0.38.

The effect of share-based and other related non-cash compensation expense, which is included in the above figures, will approximate $0.02 to $0.03 per share in the third quarter of fiscal 2006.

The calculation of earnings per share for the third quarter of fiscal 2006 is based on an approximate diluted weighted average share count of 31.8 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PDT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-802-4305 in North America or 703-639-1317 outside North America. The confirmation code for the call is 921328. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until July 6, 2006.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information

To supplement the financial results presented in accordance with GAAP, SYNNEX uses the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP income from distribution continuing operations, non-GAAP contract assembly continuing operations, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with

GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses each of the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, which includes share-based compensation expense, Canadian restructuring charges, penalty on early debt payment, gain on sale of Japan operation, income from discontinued operations, and gain on Japan investment and the non-GAAP measures, which exclude this information, in order to assess the performance of the Company’s continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX Corporation believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

•	Share-based compensation expense: The Company’s operating expenses include share-based compensation related to adoption of Statement of Financial Accounting Standard 123(R) - Share-Based Payment. The Company believes it is useful to highlight the effect of this share-based compensation expense because, in compliance with historical practices under previously applicable accounting principles, the Company has not historically expensed share-based compensation. However, share-based compensation is a key incentive offered to SYNNEX employees, and the Company believes it contributed to the revenue earned during the period and will contribute to future revenue generation. Share-based compensation expenses will recur in future periods.

•	Canadian restructuring charges: The Company incurred significant expenses during fiscal 2005 in connection with the acquisition of Canadian-based EMJ Data Systems, Ltd. (EMJ) that would not have otherwise been incurred. The restructuring charges primarily consisted of employee termination benefits, facilities exit expenses and other related expenses. The Company believes that it is useful for investors to understand the effect of these expenses on the overall cost structure of the Company. Although restructuring charges are not recurring with respect to past acquisitions, the Company expects to incur these types of charges in connection with future acquisitions.

•	Penalty on early debt payment: The Company has excluded the effects of a penalty on an early debt payment from GAAP net income because this cost was associated with restructuring of debt acquired as a result of the EMJ acquisition. This non-GAAP adjustment is intended to reflect a one time non-recurring cost that is not directly associated with the Company’s normal operations. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring cost that is not a recurring part of continuing operations.

•	Gain on sale of Japan operation: The Company sold 93% of its Japan operation in exchange for 8,603 shares of MCJ Company Limited (MCJ), a public entity in Japan. Based on the closing price of MCJ shares on the sale date, SYNNEX recognized a gain on the sale of this operation. The Company has excluded the gain on the sale of the Japan operation from its non-GAAP net income from the second quarter of fiscal 2005, as this gain is not directly associated with the Company’s continuing operations and it will not be recurring. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring gain that is not a recurring part of continuing operations.

•	Income from discontinued operations: The Company has excluded, from its non-GAAP net income, the results associated with the Company’s discontinued Japan operations. This non-GAAP adjustment is intended to exclude discontinued operation results from the Company’s net income results. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

•	Gain on Japan investment: As noted above, the Company received shares of MCJ, as part of the sale of SYNNEX Japan. The Company has excluded the mark-to-market gains and impact of foreign exchange fluctuations associated with this investment from the non-GAAP net income in the second quarter of fiscal 2005 because the Company does not believe that any movement in stock price of the investment or foreign currency fluctuations is part of the Company’s on-going operating business. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our continued investment in strategic areas of our business and the anticipated benefits, our expectations of our revenues, net income and earnings per share for the third quarter of fiscal 2006, the anticipated benefits to our management, investors and analysts of our non-GAAP financial measures, the purpose of using non-GAAP financial measures, and the contribution of share-based compensation to our revenue and future restructuring charges, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2005 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2006 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	May 31, 2006	November 30, 2005
Assets
Current assets:
Cash and cash equivalents	$18,969	$13,636
Short-term investments	8,699	27,985
Accounts receivable, net	277,892	342,322
Receivable from vendors, net	83,216	82,721
Receivable from affiliates	2,188	5,177
Inventories	502,652	494,617
Deferred income taxes	15,448	15,445
Current deferred assets	12,983	—
Other current assets	10,198	10,908

Total current assets	932,245	992,811

Property and equipment, net	36,185	33,713
Goodwill and intangible assets, net	42,289	43,004
Deferred income taxes	3,520	4,781
Long-term deferred assets	151,232	—
Other assets	5,974	8,179

Total assets	$1,171,445	$1,082,488

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$5,421	$28,548
Accounts payable	389,489	448,339
Payable to affiliates	78,196	85,871
Accrued liabilities	63,563	68,619
Other current liabilities	6,367	6,085
Current deferred liabilities	28,384	—
Income taxes payable	10,454	4,820

Total current liabilities	581,874	642,282

Long-term borrowings	16,444	1,153
Long-term liabilities	1,928	840
Long-term deferred liabilities	101,152	—
Deferred income taxes	990	988

Total liabilities	702,388	645,263

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in-capital	166,012	159,551
Accumulated other comprehensive income	16,071	12,701
Retained earnings	286,944	264,944

Total stockholders’ equity	469,057	437,225

Total liabilities and stockholders’ equity	$1,171,445	$1,082,488

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Revenue	$1,511,701	$1,346,328	$3,013,436	$2,656,091
Cost of revenue	1,443,353	1,289,772	2,880,078	2,543,401

Gross profit	68,348	56,556	133,358	112,690
Selling, general and administrative expenses	45,952	38,159	88,715	77,871

Income from continuing operations before non-operating items, income taxes and minority interest	22,396	18,397	44,643	34,819
Interest expense and finance charges, net	4,340	3,521	10,192	7,333
Other (income) expense, net	482	(949)	209	(1,658)

Income from continuing operations before income taxes and minority interest	17,574	15,825	34,242	29,144
Provision for income taxes	6,257	6,006	12,242	11,048
Minority interest in subsidiary	—	(32)	—	(58)

Income from continuing operations	11,317	9,851	22,000	18,154
Income from discontinued operations, net of tax	—	207	—	511
Gain on sale of discontinued operations, net of tax	—	12,323	—	12,323

Net income	$11,317	$22,381	$22,000	$30,988

Diluted earnings per share from continuing operations	$0.36	$0.32	$0.70	$0.58

Diluted earnings per share	$0.36	$0.72	$0.70	$0.99

Diluted weighted average common shares outstanding	31,600	30,900	31,477	31,201

SYNNEX Corporation

GAAP to Non-GAAP Reconciliation

(in thousands, except for per share amounts)

(unaudited)

The following tables reconcile GAAP to Non-GAAP financial information

1. Operating Expenses Reconciliation:

	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Operating expenses - GAAP	$45,952	$38,159	$88,715	$77,871
Canadian restructuring charges	—	—	—	(1,640)
Share-based compensation expense	(925)	—	(1,660)	—

Operating expenses - non-GAAP	$45,027	$38,159	$87,055	$76,231

2. Income from Distribution Continuing Operations Reconciliation:
	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Income from distribution continuing operations before non-operating items, income taxes and minority interest - GAAP	$19,593	$14,429	$39,850	$27,445
Canadian restructuring charges	—	—	—	1,640
Share-based compensation expense	839	—	1,515	—

Income from distribution continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$20,432	$14,429	$41,365	$29,085

3. Income from Contract Assembly Continuing Operations Reconciliation:
	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Income from contract assembly continuing operations before non-operating items, income taxes and minority interest - GAAP	$2,803	$3,968	$4,793	$7,374
Share-based compensation expense	86	—	145	—

Income from contract assembly continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$2,889	$3,968	$4,938	$7,374

4. Operating Income Reconciliation:

	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Income from continuing operations before non-operating items, income taxes and minority interest - GAAP	$22,396	$18,397	$44,643	$34,819
Canadian restructuring charges	—	—	—	1,640
Share-based compensation expense	925	—	1,660	—

Income from continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$23,321	$18,397	$46,303	$36,459

5. Net Income Reconciliation:
	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Net income - GAAP	$11,317	$22,381	$22,000	$30,988
Share-based compensation expense, net of tax	596	—	1,066	—
Canadian restructuring charges, net of tax	—	—	—	1,092
Penalty on early debt payment, net of tax	—	—	—	333
Income from discontinued operations, net of tax	—	(207)	—	(511)
Gain on sale of Japan operation, net of tax	—	(12,323)	—	(12,323)
Gain on Japan investment, net of tax	—	(557)	—	(557)

Net income - non-GAAP	$11,913	$9,294	$23,066	$19,022

6. Diluted Earnings Per Share Reconciliation:
	Three Months Ended May 31, 2006	Three Months Ended May 31, 2005	Six Months Ended May 31, 2006	Six Months Ended May 31, 2005
Diluted earnings per share - GAAP	$0.36	$0.72	$0.70	$0.99
Share-based compensation expense, net of tax	0.02	—	0.03	—
Canadian restructuring charges, net of tax	—	—	—	0.03
Penalty on early debt payment, net of tax	—	—	—	0.01
Income from discontinued operations, net of tax	—	(0.01)	—	(0.02)
Gain on sale of Japan operation, net of tax	—	(0.39)	—	(0.39)
Gain on Japan investment, net of tax	—	(0.02)	—	(0.01)

Diluted earnings per share - non-GAAP	$0.38	$0.30	$0.73	$0.61